SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

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                             FORM 8-K
                    -------------------------

                           CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                        Date of Report: June _14, 1996

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                  JW CHARLES FINANCIAL SERVICES, INC.
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      (Exact name of Registrant as Specified in its Charter)


    Florida                           0-14772             58-1545984
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(State or other Jurisdiction  (Commission File Number)  (IRS Employer
of Incorporation or                                     Idenfication No.)
Organization)
                          980 North Federal Highway
                                   Suite 210
                              Boca Raton, Florida                33432
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                     (Address of principal executive offices)  (Zip Code)


         Registrant's telephone number, including area code: (407) 338-2600


                                Not Applicable
     -------------------------------------------------------------
     (Former name or former address, if changed since last report)


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Item 5.     Other Events.

     On June 11, 1996, JW Charles Financial Services, Inc. (the "Company") entered into a definitive agreement with Gilman CMG, Inc. ("Gilman") for, and simultaneously consummated, the repurchase of all of the Company's shares of common stock, $.001 par value per share ("Common Stock"), owned by Gilman under an original stock repurchase agreement. Effective as of April 15, 1996, the Company had repurchased 315,510 shares of Common Stock from Gilman pursuant to a predecessor agreement, which was amended and restated by the June 11, 1996 agreement to accelerate the repurchase by the Company of the remaining 1,600,339 shares of Common Stock owned by Gilman. The total consideration paid by the Company consists of a promissory note in the principal amount of $6,125,000, along with the $1,155,000 in cash that was previously paid to Gilman in connection with the April 15, 1996 installment purchase under the original stock repurchase agreement.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) The following documents are filed as exhibits to this Form 8-K:

          (i) Amended and Restated Stock Repurchase Agreement among JW Charles Financial Services, Inc.,
              Gilman CMG, Inc., Marshall T. Leeds and Joel E.
              Marks, dated June 11, 1996.

        (ii)  $6,125,000 Promissory Note issued by JW Charles
              Financial Services, Inc. to Gilman CMG, Inc., dated June 11, 1996.


                            SIGNATURES


     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  June 14, 1996.    JW CHARLES FINANCIAL SERVICES, INC.



                         /s/ Joel E. Marks
                         Joel E. Marks
                         Vice Chairman and Chief Financial
                         Officer